Exhibit 32(e)

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

FOR KENTUCKY UTILITIES COMPANY'S FORM 10-Q FOR THE QUARTER ENDED September 30, 2015

In connection with the quarterly report on Form 10-Q of Kentucky Utilities Company (the "Company") for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), we, Victor A. Staffieri, the Principal Executive Officer of the Company, and Kent W. Blake, the Principal Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•	The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 30, 2015	/s/ Victor A. Staffieri
Victor A. Staffieri Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer) Kentucky Utilities Company

/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) Kentucky Utilities Company

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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